                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      CFI PROSERVICES, INC.
                      ---------------------
     (Exact name of Registrant as specified in its charter)

                             Oregon
                             ------
 (State or other jurisdiction of incorporation or organization)

                           93-0704365
                           ----------
             (I.R.S. Employer Identification Number)

400 S.W. Sixth Avenue, Portland, Oregon                     97204
-----------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

  Restated Outside Director Compensation and Stock Option Plan
           Consolidated and Restated Stock Option Plan
            Employee Savings and Stock Ownership Plan
      Nonqualified Option Agreements dated January 21, 1999
  ------------------------------------------------------------
                    (Full title of the Plan)

                       Matthew W. Chapman
              Chairman and Chief Executive Officer
                      400 S.W. Sixth Avenue
                     Portland, Oregon 97204
              ------------------------------------
             (Name and address of agent for service)

                         (503) 274-7280
                         --------------
  (Telephone number, including area code, of agent for service)

                           copies to:

                        F. Scott Farleigh
                         David R. Ludwig
                   Farleigh, Wada & Witt, P.C.
               121 S.W. Morrison Street, Suite 600
                     Portland, Oregon 97204
                         (503) 228-6044

                 CALCULATION OF REGISTRATION FEE


                          Proposed   Proposed
Title of     Amount       maximum    maximum
Securities   to be        offering   aggregate      Amount of
to be        Registered   price per  offering       Registration
Registered   <F1>         share      price          Fee
----------   ----------   ---------  ---------      ------------


Common       552,015      $10.125    $5,589,151.88  $1,553.78
Stock, no                 <F2>
par value

Common       106,485      $12.25     $1,304,441.25  $  362.63
Stock, no                 <F3>
par value

Common       175,000      $10.125    $1,771,875.00  $  492.58
Stock, no                 <F2>
par value

Common        20,000      $11.375    $  227,500.00  $   63.25
Stock, no                 <F3>
par value
             -------      ---------  --------------  ---------

Total        853,500                 $8,892,968.13  $2,472.25

<F1>

1. The Registrant filed a Registration Statement Form S-8 on or about October 19, 1993, and a Registration Statement on Form S-8 on September 4, 1996, to register its shares of common stock reserved for issuance under certain plans, including the first two plans identified above. The Registration Statement registers an additional 100,000 and 500,000 shares, respectively, under the first two plans identified above and 78,500 under the agreements identified above.

<F2>

2. Computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee, based upon the average of the high and low prices of the common stock as reported on Nasdaq Stock Market on September 21, 1999.

<F3>

3. Computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee, based upon the exercise price of the outstanding options.


                             Part II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange
Commission (the ACommission@):

     (a) The Company=s Annual Report on Form 10-K for the fiscal year ended December, 31, 1998.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the AExchange Act@) since the end of the Registrant=s fiscal year ended December 31, 1998; and

     (c) The description of the Registration=s Common Stock contained in the Registrant=s Registration Statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Oregon Business Corporation Act (the AOBCA@) authorizes the indemnification of an officer or director made party to a proceeding because the officer or director is or was an officer or director against liability (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the officer or director was in good faith, (b) the officer or director reasonably believed that his conduct was in the best interests of the corporation or at least not opposed to its best interests, (c) in the case of a criminal proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful, (d) in the case of any proceeding by or in the right of the corporation, unless a court otherwise determines, if such officer or director shall not have been adjudged liable, and (e) in connection with any other proceeding charging improper personal benefit to the director or officer, unless a court otherwise determines, in which the director or officer was not adjudged liable on the basis that personal benefit was improperly received by the director or officer. The Company=s Amended and Restated Articles of Incorporation, as amended (the AArticles@), and Amended and Restated Bylaws require the Company to indemnify officers and directors to the fullest extent permissible by law.

The OBCA further provides that the Articles of Incorporation of a corporation may provide that no director shall be personally liable to a corporation or its shareholders for monetary damages for conduct as a director, except that such provision does not eliminate the liability of a director (i) for any breach of the directors= duty of loyalty to the corporation or its shareholders
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any unlawful distribution as defined under the OBCA, or (iv) for any transaction from which the director derived an improper personal benefit. The Company=s Articles provide that, to the fullest extent permissible by law, no director shall be personally liable to the Company or its shareholders for money damages.

The Registrant maintains a directors and officers liability insurance policy providing for the insurance on behalf of any person who is or was a director or officer of the Registrant and its subsidiary companies against any liability incurred by such person in any such capacity or arising out of such person=s status as such. The insurer=s limit of liability under the policy is $15,000,000 in the aggregate for all insured losses. The policy contains various reporting requirements and is subject to certain exclusions and limitations.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.


Exhibit Number   Description of Exhibit
--------------   ----------------------


4.1              Article III of the Registrant=s Amended and
                 Restated Articles of Incorporation as amended to date (incorporated by reference to Exhibits
                 3.(i)(a), 3.(i)(b) and 3.(i)(c) of the
                 Registrant=s Registration Statement on Form S-1
                 as declared effective on August 17, 1993
                 (Registration No. 33-64894)).

4.2              Articles II, VII and VIII of the registrant=s
                 Restated Bylaws as amended to date (incorporated by reference to Exhibits 3.(ii)(a) and 3.(ii)(b) of the Registrant=s Registration Statement on Form S-1 as declared effective on August 17, 1993 (Registration No. 33-64894)).

5.1 Opinion of Farleigh, Wada & Witt, P.C. with respect to the legality of the securities being registered.

23.1 Consent of Farleigh, Wada & Witt, P.C. (included in Exhibit 5.1).

23.2 Consent of Arthur Andersen LLP, independent public accountants.


Item 9.  Undertakings.

The Registrant hereby undertakes:

     (a)   (1)   To file, during any period in which offers or
                 sales are being made, a post-effective amendment to this Registration Statement:

                 (i)   To include any prospectus required by
                       Section 10(a)(3) of the Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the

                       ACalculation of Registration Fee@ table in the effective Registration Statement.

                 (iii) To include any material information with
                       respect to the plan of distribution not
                       previously disclosed in this Registration
                       Statement or any material change to such information in this Registration Statement;
                 provided however, that paragraphs (1)(i) and
                 (1)(ii) do not apply if this Registration
                 Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
                 (d), and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant=s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan=s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The Company hereby undertakes to submit the Employee Savings and Stock Ownership Plan (the APlan@) and any amendment thereto to the Internal Revenue Service (AIRS@) in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

                           SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland, State of Oregon, on September 10, 1999.

                         CFI PROSERVICES, INC., an Oregon
                         corporation


                         By:  /s/ Matthew W. Chapman
                            -------------------------------------
                            Matthew W. Chapman, Chairman and
                            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature               Title                  Dated
---------               -----                  -----



/s/ Matthew W. Chapman
----------------------  Chairman, Chief        September 10, 1999
Matthew W. Chapman      Executive Officer,
                        and Director


/s/ Robert P. Chamness
----------------------  President, Chief       September 10, 1999
Robert P. Chamness      Operating Officer,
                        and Director


/s/ Kurt W. Ruttum
----------------------  Vice President and     September 10, 1999
Kurt W. Ruttum          Chief Financial
                        Officer (Principal
                        Financial and
                        Accounting Officer)


/s/ Robert T. Jett
----------------------  Executive Vice         September 11, 1999
Robert T. Jett          President, Secretary,
                        and Director


/s/ J. Kenneth Brody
----------------------  Director               September 13, 1999
J. Kenneth Brody

                                7



/s/Lorraine O. Legg
---------------------   Director               September 14, 1999
Lorraine O. Legg


/s/ Eran S. Ashany
---------------------   Director               September 13, 1999
Eran S. Ashany



---------------------   Director               September __, 1999
Frank E. Brawner


/s/ L. B. Day
---------------------   Director               September 13, 1999
L. B. Day



                          EXHIBIT INDEX


Exhibit Number   Description of Exhibit
--------------   ----------------------


4.1              Article III of the Registrant=s Amended and
                 Restated Articles of Incorporation as amended to date (incorporated by reference to Exhibits
                 3.(i)(a), 3.(i)(b) and 3.(i)(c) of the
                 Registrant=s Registration Statement on Form S-1
                 as declared effective on August 17, 1993
                 (Registration No. 33-64894)).

4.2              Articles II, VII and VIII of the registrant=s
                 Restated Bylaws as amended to date (incorporated by reference to Exhibits 3.(ii)(a) and 3.(ii)(b) of the Registrant=s Registration Statement on Form S-1 as declared effective on August 17, 1993 (Registration No. 33-64894)).

5.1 Opinion of Farleigh, Wada & Witt, P.C. with respect to the legality of the securities being registered.

23.1 Consent of Farleigh, Wada & Witt, P.C. (included in Exhibit 5.1).

23.2 Consent of Arthur Andersen LLP, independent public accountants.


                                9